UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

Parametric Sound Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13771 Danielson Street, Suite L
Poway, California 92064
(Address of Principal Executive Offices)

____________________

888-477-2150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 21, 2013, Dr. Seth Putterman resigned as a director of Parametric Sound Corporation (the “Company”).

The Company reported on November 15, 2013 that the Company had notified The NASDAQ Stock Market LLC (“NASDAQ”) that Dr. Putterman, a director of Parametric previously considered to be “independent,” had received compensation in 2013 that precluded him from being deemed independent as set forth in NASDAQ Stock Market Rule 5605(a)(2)(B).   As a result, Parametric had three independent directors on its six-member Board of Directors (the “Parametric Board”), and thus did not comply with NASDAQ Stock Market Rule 5605(b)(1) which requires the Parametric Board to be comprised of a majority of independent directors.

To facilitate compliance with NASDAQ Stock Market Rule 5605(b)(1), on November 21, 2013, Dr. Putterman voluntarily tendered his resignation from the Parametric Board, effective immediately.

In connection with Dr. Putterman’s resignation, the Parametric Board reduced its size from six members to five members. The five-member Parametric Board now has three independent directors, representing a majority.

The Company received a letter from NASDAQ dated November 21, 2013 confirming that the Company has regained compliance with NASDAQ Stock Market Rule 5605(b)(1), and that the previously reported non-compliance issue is now closed.

There were no disagreements between the Company and Dr. Putterman on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2013

Parametric Sound Corporation

By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary